Exhibit 24.1

POWER OF ATTORNEY

The undersigned, each being an officer or director, or both, as the case may be, of Guitar Center, Inc., a Delaware corporation (the “Company”), hereby constitute and appoint Leland P. Smith the true and lawful attorney-in-fact of the undersigned, with full power of substitution and resubstitution, for him or her or in his or her name, place and stead, in any and all capacities, to sign any or all amendments, including without limitation post-effective amendments, to any or all of the registration statements listed below, as determined by the officers of the Company, which registration statements have been previously filed by the Company with the Securities and Exchange Commission, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, as determined by the officers of the Company, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Form	Registration Number
S-3	333-53269
S-3	333-62732
S-3	333-65220
S-3	333-98127
S-3	333-110823
S-3	333-137135
S-4	333-88244
S-8	333-26257
S-8	333-88677
S-8	333-88675
S-8	333-39364
S-8	333-62610
S-8	333-62608
S-8	333-105409
S-8	333-115004
S-8	333-124796
S-8	333-134971
S-8	333-143049

Name	Title	Date

/s/ Marty Albertson	Chief Executive Officer and Director	October 9, 2007
Marty Albertson	(Principal Executive Officer)

/s/ Erick Mason	Executive Vice President and Chief	October 9, 2007
Erick Mason	Financial Officer (Principal Financial Officer)

/s/ David Robson	Senior Vice President of Finance	October 9, 2007
David Robson	(Principal Accounting Officer)

/s/ Larry Livingston	Director	October 9, 2007
Larry Livingston

/s/ Bob Martin	Director	October 9, 2007
Bob Martin

/s/ Pat MacMillan	Director	October 9, 2007
Pat MacMillan

Director
George Mrkonic

/s/ Kenneth Reiss	Director	October 9, 2007
Kenneth Reiss

/s/ Walter Rossi	Director	October 9, 2007
Walter Rossi

/s/ Peter Starrett	Director	October 9, 2007
Peter Starrett

/s/ Paul Tarvin	Director	October 9 , 2007
Paul Tarvin

Signature Page to Power of Attorney for Registration Statement Post-Effective Amendments

Guitar Center, Inc.